EXHIBIT 99.1
MURPHY OIL CORPORATION ANNOUNCES THIRD QUARTER 2023 FINANCIAL AND OPERATING RESULTS, ADVANCES CAPITAL ALLOCATION FRAMEWORK, INCREASES SHARE REPURCHASE AUTHORIZATION, RAISES FULL YEAR 2023 PRODUCTION GUIDANCE

Exceeded Upper End of Guidance Range With Production of 202 MBOEPD,
Sanctioned Lac Da Vang Field Development Project in Vietnam,
Executed $249 Million of Debt Reduction, Repurchased $75 Million of Shares Outstanding

HOUSTON, Texas, November 2, 2023 – Murphy Oil Corporation (NYSE: MUR) today announced its financial and operating results for the third quarter ended September 30, 2023, including net income attributable to Murphy of $255 million, or $1.63 net income per diluted share. Excluding discontinued operations and other items affecting comparability between periods, adjusted net income attributable to Murphy was $249 million, or $1.59 adjusted net income per diluted share.
Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release exclude noncontrolling interest (NCI). 1
Highlights for the third quarter include:
•Exceeded upper end of guidance range with production of 202 thousand barrels of oil equivalent per day (MBOEPD), including 103 thousand barrels of oil per day (MBOPD)
•Redeemed remaining $249 million of 5.75% Senior Notes due 2025
•Repurchased $75 million, or 1.7 million shares outstanding, at an average price of $44.53 per share
•Closed divestiture of certain non-core operated Kaybob Duvernay and all non-operated Placid Montney assets for net cash proceeds of $103 million
Subsequent to the third quarter:
•Sanctioned by board the Lac Da Vang field development project in Vietnam, targeting first oil in 2026
•Increased share repurchase authorization by $300 million
“Murphy had another great quarter with strong execution across our assets, resulting in significant free cash flow that we dedicated to paying down debt and repurchasing stock in accordance with our capital allocation framework. We also utilized part of the proceeds from the divestiture of a non-core portion of our Canadian assets to support our new country entry in Côte d’Ivoire and advance our Lac Da Vang field development project in Vietnam,” said Roger W. Jenkins, President and Chief Executive Officer. “I am delighted we are progressing our strategy of Delever, Execute, Explore, Return as we close out 2023, and I look forward to Murphy’s many opportunities in the new year.”
THIRD QUARTER 2023 RESULTS
The company recorded net income attributable to Murphy of $255 million, or $1.63 net income per diluted share, for the third quarter 2023. Adjusted net income, which excludes both the results of discontinued operations and certain other items that affect comparability of results between periods, was $249 million, or $1.59 adjusted net income per diluted share for the same period. The only adjustment to net income this quarter was foreign exchange gain totaling $9 million before tax. Details for third quarter results and an adjusted net income reconciliation can be found in the attached schedules.
Earnings before interest, taxes, depreciation and amortization (EBITDA) attributable to Murphy were $595 million. Earnings before interest, tax, depreciation, amortization and exploration expenses (EBITDAX) attributable to Murphy were $618 million. Adjusted EBITDA attributable to Murphy was $597 million. Adjusted EBITDAX attributable to Murphy was $620 million. Reconciliations for third quarter EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX can be found in the attached schedules.
Third quarter production averaged 202 MBOEPD and consisted of 51 percent oil volumes, or 103 MBOPD. Production for the quarter exceeded the upper end of the guidance range due to several factors, including strong well performance across onshore assets, lower realized royalty rates in the Tupper Montney natural gas asset and outperformance in the Gulf of Mexico due to an absence of hurricane downtime. Details for third quarter production can be found in the attached schedules.
FINANCIAL POSITION
Murphy had approximately $1.1 billion of liquidity on September 30, 2023, with no borrowings on the $800 million credit facility and $328 million of cash and cash equivalents, inclusive of NCI.
On September 15, 2023, the company announced the redemption of its remaining $249 million of 5.75 percent Senior Notes due 2025. Murphy funded the redemption during the third quarter and the obligation was satisfied. As a result, at the end of the third quarter, Murphy’s total debt was reduced to $1.6 billion, and consisted of long-term, fixed-rate notes with a weighted average maturity of 7.8 years and a weighted average coupon of 6.2 percent. Overall, Murphy has achieved a 47 percent, or $1.4 billion, reduction in total debt since year-end 2020.
SHARE REPURCHASE PROGRAM
During the third quarter, Murphy repurchased $75 million, or 1.7 million shares outstanding, at an average price of $44.53 per share. Subsequent to the quarter, the share repurchase authorization was increased by $300 million, and Murphy now has $525 million remaining.
“I am pleased that the adjusted free cash flow generated allowed us to execute the senior notes redemption and share repurchases under Murphy 2.0 of our capital allocation framework. With continued operational success next year, we will further strengthen our balance sheet and enhance shareholder returns through the allocations established in our framework,” said Jenkins.
OPERATIONS SUMMARY
Onshore
In the third quarter of 2023, the onshore business produced approximately 113 MBOEPD, which included 33 percent liquids volumes.
Eagle Ford Shale – Production averaged 38 MBOEPD with 74 percent oil volumes and 88 percent liquids volumes. As planned, Murphy brought online four operated wells in Catarina and three operated wells in Tilden during the quarter.
Tupper Montney – Natural gas production averaged 414 million cubic feet per day (MMCFD) in the third quarter. Production exceeded guidance by 35 MMCFD, of which 17 MMCFD was due to record high initial production rates, and 18 MMCFD was the result of a lower realized royalty rate of 3.9 percent.
Kaybob Duvernay – During the third quarter, production averaged 5 MBOEPD with 67 percent liquids volumes. As previously announced, in the third quarter Murphy closed the divestment of certain non-core operated Kaybob Duvernay and all of its non-operated Placid Montney assets for cash proceeds of $103 million, with an effective date of March 1, 2023. As a result of this transaction, Murphy no longer holds working interests in Placid Montney.
Offshore
Excluding NCI, the offshore business produced approximately 89 MBOEPD for the third quarter, which included 81 percent oil.
Gulf of Mexico – Production averaged approximately 86 MBOEPD, consisting of 80 percent oil during the third quarter. While production was positively impacted by the absence of Gulf of Mexico storms in the quarter, a mechanical issue developed at a well in the operated Neidermeyer field, causing production from that well to be shut in late in the quarter. In addition, a well in the operated Dalmatian field remains offline due to a mechanical issue that occurred earlier in the year. Workovers are planned for both wells in 2024.
Canada – In the third quarter, production averaged 3 MBOEPD, consisting of 100 percent oil, all from the Hibernia field. The asset life extension project is progressing for the non-operated Terra Nova floating, production, storage and offloading vessel, which Murphy anticipates will return to production by year-end 2023.
Vietnam – Subsequent to the third quarter, the Board of Directors sanctioned the Lac Da Vang field development project in Block 15-1/05 of the Cuu Long Basin. Murphy as operator holds a 40 percent working interest in the block. This project is expected to achieve first oil in 2026, with development phased through 2029. Overall, the field has an estimated ultimate recovery of 100 million barrels of oil equivalent (MMBOE) gross resources, with peak gross production of 30 to 40 MBOEPD.

Côte d’Ivoire – During the quarter, Murphy commenced initial work, including a review of commerciality and field development concepts for the Paon discovery in Block CI-103.
EXPLORATION
Gulf of Mexico – The company advanced preparations to resume drilling the Oso #1 (Atwater Valley 138) exploration well.
Côte d’Ivoire – Murphy commenced seismic reprocessing during the third quarter.
2023 CAPITAL EXPENDITURE AND PRODUCTION GUIDANCE
Third quarter accrued CAPEX of $162 million was lower than guidance primarily due to timing of non-operated projects. Murphy maintains its 2023 accrued CAPEX range of $950 million to $1.025 billion, which excludes $49 million in acquisition-related CAPEX for Côte d’Ivoire and Vietnam.
The company is raising its full year 2023 production range to 185 to 187 MBOEPD, consisting of approximately 53 percent oil and 59 percent liquids volumes. This represents a 3 MBOEPD increase in the midpoint from the previous range.
Production for fourth quarter 2023 is estimated to be in the range of 181.5 to 189.5 MBOEPD with 95 MBOPD, or 51 percent, oil volumes. This range includes planned downtime of 500 BOEPD in the Gulf of Mexico and 1.5 MBOEPD onshore. Production is also impacted by mechanical issues in two operated Gulf of Mexico wells, with plans in place for workovers in 2024.
Both production and CAPEX guidance ranges exclude NCI. Detailed guidance for the fourth quarter and full year 2023 is contained in the attached schedules.
FIXED PRICE FORWARD SALES CONTRACTS
Murphy maintains fixed price forward sales contracts in Canada to lessen its dependence on variable AECO prices. These contracts are for physical delivery of natural gas volumes at a fixed price, with no mark-to-market income adjustments. Details for the current fixed price contracts can be found in the attached schedules.
CONFERENCE CALL AND WEBCAST SCHEDULED FOR NOVEMBER 2, 2023
Murphy will host a conference call to discuss third quarter 2023 financial and operating results on Thursday, November 2, 2023, at 9:00 a.m. EDT. The call can be accessed either via the Internet through the events calendar on the Murphy Oil Corporation Investor Relations website at http://ir.murphyoilcorp.com or via telephone by dialing toll free 1-888-886-7786, reservation number 10064350.
FINANCIAL DATA
Summary financial data and operating statistics for third quarter 2023, with comparisons to the same period from the previous year, are contained in the following schedules. Additionally, a schedule indicating the impacts of items affecting comparability of results between periods, a reconciliation of EBITDA, EBITDAX, adjusted EBITDA and adjusted EBITDAX between periods, as well as guidance for the fourth quarter and full year 2023, are also included.
1In accordance with GAAP, Murphy reports the 100 percent interest, including a 20 percent noncontrolling interest (NCI), in its subsidiary, MP Gulf of Mexico, LLC (MP GOM). The GAAP financials include the NCI portion of revenue, costs, assets and liabilities and cash flows. Unless otherwise noted, the financial and operating highlights and metrics discussed in this news release, but not the accompanying schedules, exclude the NCI, thereby representing only the amounts attributable to Murphy.
CAPITAL ALLOCATION FRAMEWORK
This news release contains references to the company’s capital allocation framework and adjusted free cash flow. As previously disclosed, the capital allocation framework defines Murphy 1.0 as when long-term debt exceeds $1.8 billion. At such time, adjusted free cash flow is allocated to long-term debt reduction while the company continues to support the quarterly dividend. The company reaches Murphy 2.0 when long-term debt is between $1.0 billion and $1.8 billion. At such time, approximately 75 percent of adjusted free cash flow is allocated to debt reduction, with the remaining 25 percent distributed to shareholders through share buybacks and potential dividend increases. When long-term debt is at or below $1.0 billion, the company is in Murphy 3.0 and begins allocating 50 percent of adjusted free cash flow to the balance sheet, with a minimum of 50 percent of adjusted free cash flow allocated to share buybacks and potential dividend increases.
Adjusted free cash flow is defined as cash flow from operations before working capital change, less capital expenditures, distributions to NCI and projected payments, quarterly dividend and accretive acquisitions.
ABOUT MURPHY OIL CORPORATION
As an independent oil and natural gas exploration and production company, Murphy Oil Corporation believes in providing energy that empowers people by doing right always, staying with it and thinking beyond possible. Murphy challenges the norm, taps into its strong legacy and uses its foresight and financial discipline to deliver inspired energy solutions. Murphy sees a future where it is an industry leader who is positively impacting lives for the next 100 years and beyond. Additional information can be found on the company’s website at www.murphyoilcorp.com.

FORWARD-LOOKING STATEMENTS
This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified through the inclusion of words such as “aim”, “anticipate”, “believe”, “drive”, “estimate”, “expect”, “expressed confidence”, “forecast”, “future”, “goal”, “guidance”, “intend”, “may”, “objective”, “outlook”, “plan”, “position”, “potential”, “project”, “seek”, “should”, “strategy”, “target”, “will” or variations of such words and other similar expressions. These statements, which express management’s current views concerning future events, results and plans, are subject to inherent risks, uncertainties and assumptions (many of which are beyond our control) and are not guarantees of performance. In particular, statements, express or implied, concerning the company’s future operating results or activities and returns or the company's ability and decisions to replace or increase reserves, increase production, generate returns and rates of return, replace or increase drilling locations, reduce or otherwise control operating costs and expenditures, generate cash flows, pay down or refinance indebtedness, achieve, reach or otherwise meet initiatives, plans, goals, ambitions or targets with respect to emissions, safety matters or other ESG (environmental/social/governance) matters, make capital expenditures or pay and/or increase dividends or make share repurchases and other capital allocation decisions are forward-looking statements. Factors that could cause one or more of these future events, results or plans not to occur as implied by any forward-looking statement, which consequently could cause actual results or activities to differ materially from the expectations expressed or implied by such forward-looking statements, include, but are not limited to: macro conditions in the oil and gas industry, including supply/demand levels, actions taken by major oil exporters and the resulting impacts on commodity prices; increased volatility or deterioration in the success rate of our exploration programs or in our ability to maintain production rates and replace reserves; reduced customer demand for our products due to environmental, regulatory, technological or other reasons; adverse foreign exchange movements; political and regulatory instability in the markets where we do business; the impact on our operations or market of health pandemics such as COVID-19 and related government responses; other natural hazards impacting our operations or markets; any other deterioration in our business, markets or prospects; any failure to obtain necessary regulatory approvals; any inability to service or refinance our outstanding debt or to access debt markets at acceptable prices; or adverse developments in the U.S. or global capital markets, credit markets, banking system or economies in general. For further discussion of factors that could cause one or more of these future events or results not to occur as implied by any forward-looking statement, see “Risk Factors” in our most recent Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (“SEC”) and any subsequent Quarterly Report on Form 10-Q or Current Report on Form 8-K that we file, available from the SEC’s website and from Murphy Oil Corporation’s website at http://ir.murphyoilcorp.com. Investors and others should note that we may announce material information using SEC filings, press releases, public conference calls, webcasts and the investors page of our website. We may use these channels to distribute material information about the company; therefore, we encourage investors, the media, business partners and others interested in the company to review the information we post on our website. The information on our website is not part of, and is not incorporated into, this news release. Murphy Oil Corporation undertakes no duty to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
This news release contains certain non-GAAP financial measures that management believes are useful tools for internal use and the investment community in evaluating Murphy Oil Corporation’s overall financial performance. These non-GAAP financial measures are broadly used to value and compare companies in the crude oil and natural gas industry. Not all companies define these measures in the same way. In addition, these non-GAAP financial measures are not a substitute for financial measures prepared in accordance with GAAP and should therefore be considered only as supplemental to such GAAP financial measures. Please see the attached schedules for reconciliations of the differences between the non-GAAP financial measures used in this news release and the most directly comparable GAAP financial measures.
Investor Contacts:
InvestorRelations@murphyoilcorp.com
Kelly Whitley, 281-675-9107
Megan Larson, 281-675-9470

MURPHY OIL CORPORATION
SUMMARIZED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars, except per share amounts)	2023	2022	2023	2022
Revenues and other income
Revenue from production	$945,889	1,120,909	$2,541,956	3,101,736
Sales of purchased natural gas	7,877	45,500	64,628	132,285
Total revenue from sales to customers	953,766	1,166,409	2,606,584	3,234,021
Gain (loss) on derivative instruments	—	115,191	—	(308,654)
Gain on sale of assets and other income	5,879	21,825	9,365	32,076
Total revenues and other income	959,645	1,303,425	2,615,949	2,957,443
Costs and expenses
Lease operating expenses	193,402	198,710	587,678	482,887
Severance and ad valorem taxes	10,937	15,140	35,142	47,340
Transportation, gathering and processing	61,518	55,348	175,308	152,219
Costs of purchased natural gas	5,467	43,622	47,393	125,258
Exploration expenses, including undeveloped lease amortization	26,514	9,491	152,489	72,208
Selling and general expenses	30,745	29,348	74,398	90,007
Depreciation, depletion and amortization	237,493	214,521	648,830	574,501
Accretion of asset retirement obligations	11,675	11,286	34,196	34,725
Other operating expense (benefit)	4,385	(27,129)	21,333	115,726
Total costs and expenses	582,136	550,337	1,776,767	1,694,871
Operating income from continuing operations	377,509	753,088	839,182	1,262,572
Other loss
Other income	8,811	18,301	1,044	21,114
Interest expense, net	(29,984)	(37,440)	(88,695)	(116,102)
Total other loss	(21,173)	(19,139)	(87,651)	(94,988)
Income from continuing operations before income taxes	356,336	733,949	751,531	1,167,584
Income tax expense	78,111	159,451	166,813	247,574
Income from continuing operations	278,225	574,498	584,718	920,010
Loss from discontinued operations, net of income taxes	(421)	(422)	(744)	(1,916)
Net income including noncontrolling interest	277,804	574,076	583,974	918,094
Less: Net income attributable to noncontrolling interest	22,462	45,648	38,701	152,445
NET INCOME ATTRIBUTABLE TO MURPHY	$255,342	528,428	$545,273	765,649

INCOME (LOSS) PER COMMON SHARE – BASIC
Continuing operations	$1.64	3.40	$3.50	4.94
Discontinued operations	—	—	—	(0.01)
Net income	$1.64	3.40	$3.50	4.93

INCOME (LOSS) PER COMMON SHARE – DILUTED
Continuing operations	$1.63	3.36	$3.47	4.87
Discontinued operations	—	—	—	(0.01)
Net income	$1.63	3.36	$3.47	4.86
Cash dividends per common share	$0.275	0.250	$0.827	0.575
Average common shares outstanding (thousands)
Basic	155,454	155,446	155,749	155,221
Diluted	156,829	157,336	157,135	157,407

MURPHY OIL CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Thousands of dollars)	2023	2022	2023	2022
Operating Activities
Net income including noncontrolling interest	$277,804	574,076	$583,974	918,094
Adjustments to reconcile net income to net cash provided by continuing operations activities
Loss from discontinued operations	421	422	744	1,916
Depreciation, depletion and amortization	237,493	214,521	648,830	574,501
Unsuccessful exploration well costs and previously suspended exploration costs	11,292	1,122	107,825	35,224
Amortization of undeveloped leases	2,846	2,671	8,215	10,651
Accretion of asset retirement obligations	11,675	11,286	34,196	34,725
Deferred income tax expense	59,547	140,414	152,104	207,105
Contingent consideration payment	—	—	(139,574)	—
Mark-to-market (gain) loss on contingent consideration	—	(31,367)	7,113	98,451
Mark-to-market (gain) loss on derivative instruments	—	(239,050)	—	(138,707)
Long-term non-cash compensation	20,426	17,145	42,502	57,612
Gain from sale of assets	(12)	(18,836)	(12)	(18,871)
Net (increase) decrease in non-cash working capital	(127,447)	61,724	(142,788)	(59,874)
Other operating activities, net	(37,978)	(14,643)	(97,395)	(42,101)
Net cash provided by continuing operations activities	456,067	719,485	1,205,734	1,678,726
Investing Activities
Property additions and dry hole costs	(207,542)	(248,043)	(902,295)	(800,868)
Acquisition of oil and natural gas properties	(22,773)	(79,111)	(22,773)	(125,602)
Proceeds from sales of property, plant and equipment	102,913	(2,176)	102,913	(2,129)
Net cash required by investing activities	(127,402)	(329,330)	(822,155)	(928,599)
Financing Activities
Borrowings on revolving credit facility	100,000	200,000	300,000	300,000
Repayment of revolving credit facility	(100,000)	(200,000)	(300,000)	(300,000)
Retirement of debt	(248,675)	(246,032)	(248,675)	(446,032)
Early redemption of debt cost	—	(1,981)	—	(5,419)
Repurchase of common stock	(75,023)	—	(75,023)	—
Contingent consideration payment	—	—	(60,243)	(81,742)
Cash dividends paid	(42,790)	(38,863)	(128,657)	(89,354)
Distributions to noncontrolling interest	(4,069)	(50,419)	(20,052)	(145,273)
Withholding tax on stock-based incentive awards	(12)	(641)	(14,232)	(17,338)
Capital lease obligation payments	(161)	(155)	(457)	(475)
Issue costs of debt facility	—	—	(20)	—
Net cash required by financing activities	(370,730)	(338,091)	(547,359)	(785,633)
Net cash required by discontinued operations	—	(14,500)	—	(14,500)
Effect of exchange rate changes on cash and cash equivalents	479	(3,585)	(414)	(5,180)
Net (decrease) increase in cash and cash equivalents	(41,586)	33,979	(164,194)	(55,186)
Cash and cash equivalents at beginning of period	369,355	432,019	491,963	521,184
Cash and cash equivalents at end of period	$327,769	465,998	$327,769	465,998

MURPHY OIL CORPORATION
SCHEDULE OF ADJUSTED NET INCOME (LOSS) (unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars, except per share amounts)	2023	2022	2023	2022
Net income attributable to Murphy (GAAP) [1]	$255.3	528.4	$545.3	765.6
Discontinued operations loss	0.4	0.4	0.7	1.9
Net income from continuing operations attributable to Murphy	255.7	528.8	546.0	767.5
Adjustments [2]:
Write-off of previously suspended exploration well	—	—	17.1	—
Foreign exchange (gain)	(8.6)	(20.7)	(0.3)	(28.7)
Mark-to-market (gain) loss on contingent consideration	—	(31.3)	7.1	98.5
Mark-to-market (gain) on derivative instruments	—	(239.0)	—	(138.7)
(Gain) on sale of assets	—	(15.2)	—	(15.2)
Early redemption of debt cost	—	2.4	—	6.8
Total adjustments, before taxes	(8.6)	(303.8)	23.9	(77.3)
Income tax expense (benefit) related to adjustments	2.2	64.7	(1.4)	17.3
Total adjustments after taxes	(6.4)	(239.1)	22.5	(60.0)
Adjusted net income from continuing operations attributable to Murphy (Non-GAAP)	$249.3	289.7	$568.5	707.5
Adjusted net income from continuing operations per average diluted share (Non-GAAP)	$1.59	1.84	$3.62	4.49
1 Excludes results attributable to a noncontrolling interest in MP GOM.
2 Certain prior-period amounts have been reclassified to conform to the current period presentation.
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Adjusted net income from continuing operations attributable to Murphy.  Adjusted net income excludes certain items that management believes affect the comparability of results between periods.  Management believes this is important information to provide because it is used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  Adjusted net income is a non-GAAP financial measure and should not be considered a substitute for Net income as determined in accordance with accounting principles generally accepted in the United States of America.
The pretax and income tax impacts for adjustments shown above are as follows by area of operations and exclude the share attributable to non-controlling interests.

	Three Months Ended September 30, 2023			Nine Months Ended September 30, 2023
(Millions of dollars)	Pretax	Tax	Net	Pretax	Tax	Net
Exploration & Production:
United States	$—	—	—	$7.1	(1.5)	5.6
Other	—	—	—	17.1	—	17.1
Corporate	(8.6)	2.2	(6.4)	(0.3)	0.1	(0.3)
Total adjustments	$(8.6)	2.2	(6.4)	$23.9	(1.4)	22.5

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION (EBITDA)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2023	2022	2023	2022
Net income attributable to Murphy (GAAP) [1]	$255.3	528.4	$545.3	765.6
Income tax expense	78.1	159.5	166.8	247.6
Interest expense, net	30.0	37.4	88.7	116.1
Depreciation, depletion and amortization expense [2]	231.5	207.7	630.8	552.5
EBITDA attributable to Murphy (Non-GAAP)	$594.9	933.0	$1,431.6	1,681.8
Write-off of previously suspended exploration well	—	—	17.1	—
Accretion of asset retirement obligations [2]	10.4	10.0	30.4	30.7
Foreign exchange (gain)	(8.6)	(20.7)	(0.3)	(28.7)
Mark-to-market (gain) loss on contingent consideration	—	(31.4)	7.1	98.5
Discontinued operations loss	0.4	0.4	0.7	1.9
Mark-to-market (gain) on derivative instruments	—	(239.1)	—	(138.7)
(Gain) on sale of assets [2]	—	(15.2)	—	(15.2)
Adjusted EBITDA attributable to Murphy (Non-GAAP)	$597.1	637.1	$1,486.6	1,630.3
1 Excludes results attributable to a noncontrolling interest in MP GOM.
2 Depreciation, depletion, and amortization expense, gain on sale of assets, and accretion of asset retirement obligations used in the computation of Adjusted EBITDA exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Management believes EBITDA and adjusted EBITDA are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDA and adjusted EBITDA are non-GAAP financial measures and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION
SCHEDULE OF EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION
AND AMORTIZATION AND EXPLORATION (EBITDAX)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2023	2022	2023	2022
Net income attributable to Murphy (GAAP) [1]	$255.3	528.4	$545.3	765.6
Income tax expense	78.1	159.5	166.8	247.6
Interest expense, net	30.0	37.4	88.7	116.1
Depreciation, depletion and amortization expense [2]	231.5	207.7	630.8	552.5
EBITDA attributable to Murphy (Non-GAAP)	594.9	933.0	1,431.6	1,681.8
Exploration expenses [2]	23.0	9.5	122.6	72.2
EBITDAX attributable to Murphy (Non-GAAP)	617.9	942.5	1,554.2	1,754.0
Accretion of asset retirement obligations [2]	10.4	10.0	30.4	30.7
Foreign exchange (gain)	(8.6)	(20.7)	(0.3)	(28.7)
Mark-to-market (gain) loss on contingent consideration	—	(31.4)	7.1	98.5
Discontinued operations loss	0.4	0.4	0.7	1.9
Mark-to-market (gain) on derivative instruments	—	(239.1)	—	(138.7)
(Gain) on sale of assets [2]	—	(15.2)	—	(15.2)
Adjusted EBITDAX attributable to Murphy (Non-GAAP)	$620.1	$646.6	$1,592.1	$1,702.5
1 Excludes results attributable to a noncontrolling interest in MP GOM.
2 Depreciation, depletion, and amortization expense, accretion of asset retirement obligations, gain on sale of assets, and exploration expenses used in the computation of adjusted EBITDAX exclude the portion attributable to the non-controlling interest (NCI).
Non-GAAP Financial Measures
Presented above is a reconciliation of Net income to Earnings before interest, taxes, depreciation and amortization, and exploration expenses (EBITDAX) and adjusted EBITDAX. Management believes EBITDAX and adjusted EBITDAX are important information to provide because they are used by management to evaluate the Company’s operational performance and trends between periods and relative to its industry competitors.  Management also believes this information may be useful to investors and analysts to gain a better understanding of the Company’s financial results.  EBITDAX and adjusted EBITDAX are non-GAAP financial measures and should not be considered a substitute for Net income or Cash provided by operating activities as determined in accordance with accounting principles generally accepted in the United States of America.

MURPHY OIL CORPORATION
FUNCTIONAL RESULTS OF OPERATIONS (unaudited)

	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$823.7	310.3	$973.8	481.5
Canada	129.3	10.5	209.6	41.4
Other	3.4	(12.5)	4.8	(5.8)
Total exploration and production	956.4	308.3	1,188.2	517.1
Corporate	3.2	(30.1)	115.2	57.4
Continuing operations	959.6	278.2	1,303.4	574.5
Discontinued operations, net of tax	—	(0.4)	—	(0.4)
Total including noncontrolling interest	$959.6	277.8	$1,303.4	574.1
Net income attributable to Murphy		255.3		528.4

	Nine Months Ended September 30, 2023		Nine Months Ended September 30, 2022
(Millions of dollars)	Revenues	Income (Loss)	Revenues	Income (Loss)
Exploration and production
United States [1]	$2,202.2	705.2	$2,659.2	1,225.9
Canada	403.3	34.9	582.3	111.3
Other	7.1	(50.0)	18.5	(53.5)
Total exploration and production	2,612.6	690.1	3,260.0	1,283.7
Corporate	3.3	(105.4)	(302.6)	(363.7)
Continuing operations	2,615.9	584.7	2,957.4	920.0
Discontinued operations, net of tax	—	(0.7)	—	(1.9)
Total including noncontrolling interest	$2,615.9	584.0	$2,957.4	918.1
Net income attributable to Murphy		545.3		765.6
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
THREE MONTHS ENDED SEPTEMBER 30, 2023, AND 2022

(Millions of dollars)	United States [1]	Canada	Other	Total
Three Months Ended September 30, 2023
Oil and gas sales and other operating revenues	$823.7	121.4	3.4	948.5
Sales of purchased natural gas	—	7.9	—	7.9
Lease operating expenses	153.2	39.5	0.7	193.4
Severance and ad valorem taxes	10.6	0.3	—	10.9
Transportation, gathering and processing	41.9	19.6	—	61.5
Costs of purchased natural gas	—	5.5	—	5.5
Depreciation, depletion and amortization	193.6	40.4	0.7	234.7
Accretion of asset retirement obligations	9.6	2.0	0.1	11.7
Exploration expenses
Dry holes and previously suspended exploration costs	11.3	—	—	11.3
Geological and geophysical	1.9	—	2.4	4.3
Other exploration	2.4	—	5.6	8.0
	15.6	—	8.0	23.6
Undeveloped lease amortization	2.1	—	0.7	2.8
Total exploration expenses	17.7	—	8.7	26.4
Selling and general expenses	3.4	4.3	3.0	10.7
Other	4.1	3.4	0.3	7.8
Results of operations before taxes	389.6	14.3	(10.1)	393.8
Income tax provisions	79.3	3.8	2.4	85.5
Results of operations (excluding Corporate segment)	$310.3	10.5	(12.5)	308.3

Three Months Ended September 30, 2022
Oil and gas sales and other operating revenues	$973.8	164.1	4.8	1,142.7
Sales of purchased natural gas	—	45.5	—	45.5
Lease operating expenses	158.8	39.6	0.3	198.7
Severance and ad valorem taxes	14.9	0.3	—	15.2
Transportation, gathering and processing	38.5	16.9	—	55.4
Costs of purchased natural gas	—	43.7	—	43.7
Depreciation, depletion and amortization	169.4	40.9	0.9	211.2
Accretion of asset retirement obligations	8.8	2.4	—	11.2
Exploration expenses
Dry holes and previously suspended exploration costs	0.2	—	0.9	1.1
Geological and geophysical	1.1	0.1	0.4	1.6
Other exploration	1.5	—	2.6	4.1
	2.8	0.1	3.9	6.8
Undeveloped lease amortization	2.0	0.1	0.6	2.7
Total exploration expenses	4.8	0.2	4.5	9.5
Selling and general expenses	2.6	5.2	2.0	9.8
Other	(27.7)	3.7	0.6	(23.4)
Results of operations before taxes	603.7	56.7	(3.5)	656.9
Income tax provisions	122.2	15.3	2.3	139.8
Results of operations (excluding Corporate segment)	$481.5	41.4	(5.8)	517.1
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
OIL AND GAS OPERATING RESULTS (unaudited)
NINE MONTHS ENDED SEPTEMBER 30, 2023, AND 2022

(Millions of dollars)	United States [1]	Canada	Other	Total
Nine Months Ended September 30, 2023
Oil and gas sales and other operating revenues	$2,202.2	338.7	7.1	2,548.0
Sales of purchased natural gas	—	64.6	—	64.6
Lease operating expenses	472.4	113.8	1.4	587.6
Severance and ad valorem taxes	34.1	1.0	—	35.1
Transportation, gathering and processing	119.1	56.2	—	175.3
Costs of purchased natural gas	—	47.4	—	47.4
Depreciation, depletion and amortization	531.8	107.0	1.6	640.4
Accretion of asset retirement obligations	28.0	5.8	0.3	34.1
Exploration expenses
Dry holes and previously suspended exploration costs	90.9	—	16.9	107.8
Geological and geophysical	2.6	0.1	12.9	15.6
Other exploration	5.7	0.2	15.0	20.9
	99.2	0.3	44.8	144.3
Undeveloped lease amortization	6.2	0.1	1.9	8.2
Total exploration expenses	105.4	0.4	46.7	152.5
Selling and general expenses	7.9	11.3	5.8	25.0
Other	14.1	13.2	1.7	29.0
Results of operations before taxes	889.4	47.2	(50.4)	886.2
Income tax provisions (benefits)	184.2	12.3	(0.4)	196.1
Results of operations (excluding Corporate segment)	$705.2	34.9	(50.0)	690.1

Nine Months Ended September 30, 2022
Oil and gas sales and other operating revenues	$2,659.0	450.2	18.5	3,127.7
Sales of purchased natural gas	0.2	132.1	—	132.3
Lease operating expenses	368.2	113.4	1.2	482.8
Severance and ad valorem taxes	46.4	1.0	—	47.4
Transportation, gathering and processing	100.0	52.2	—	152.2
Costs of purchased natural gas	0.2	125.1	—	125.3
Depreciation, depletion and amortization	449.6	110.7	4.4	564.7
Accretion of asset retirement obligations	27.3	7.3	0.1	34.7
Exploration expenses
Dry holes and previously suspended exploration costs	(0.5)	—	35.7	35.2
Geological and geophysical	3.7	0.2	1.4	5.3
Other exploration	5.9	0.4	14.7	21.0
	9.1	0.6	51.8	61.5
Undeveloped lease amortization	6.7	0.2	3.8	10.7
Total exploration expenses	15.8	0.8	55.6	72.2
Selling and general expenses	14.1	14.1	6.5	34.7
Other	110.4	6.5	1.0	117.9
Results of operations before taxes	1,527.2	151.2	(50.3)	1,628.1
Income tax provisions	301.3	39.9	3.2	344.4
Results of operations (excluding Corporate segment)	$1,225.9	111.3	(53.5)	1,283.7
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
PRODUCTION-RELATED EXPENSES
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Dollars per barrel of oil equivalents sold)	2023	2022	2023	2022
United States – Eagle Ford Shale
Lease operating expense	$11.38	9.31	$12.42	10.87
Severance and ad valorem taxes	2.91	3.97	3.54	4.67
Depreciation, depletion and amortization (DD&A) expense	26.35	25.57	26.35	25.63

United States – Gulf of Mexico[1]
Lease operating expense	$13.42	15.92	$14.27	12.62
Severance and ad valorem taxes	0.06	0.06	0.07	0.08
DD&A expense	12.05	9.82	11.57	9.75

Canada – Onshore
Lease operating expense	$5.33	5.48	$5.97	6.46
Severance and ad valorem taxes	0.05	0.05	0.06	0.06
DD&A expense	5.53	5.73	5.70	6.36

Canada – Offshore
Lease operating expense	$12.12	15.43	$12.45	14.19
DD&A expense	10.02	14.39	9.59	12.72

Total E&P continuing operations
Lease operating expense	$10.12	10.88	$11.16	10.22
Severance and ad valorem taxes	0.57	0.83	0.67	1.00
DD&A expense	12.43	11.75	12.33	12.15

Total oil and gas continuing operations – excluding noncontrolling interest
Lease operating expense	$9.94	10.64	$10.98	10.07
Severance and ad valorem taxes	0.59	0.86	0.69	1.05
DD&A expense	12.50	11.85	12.41	12.29
1 Includes results attributable to a noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
CAPITAL EXPENDITURES
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Millions of dollars)	2023	2022	2023	2022
Exploration and production
United States[1]	$143.9	259.5	$644.0	677.7
Canada	27.1	25.0	170.6	175.9
Other	11.0	8.2	55.7	50.5
Total	182.0	292.7	870.3	904.1

Corporate	5.5	3.4	15.4	13.9
Total capital expenditures - continuing operations[2]	187.5	296.1	885.7	918.0

Charged to exploration expenses[3]
United States[1]	15.5	2.8	99.2	9.1
Canada	0.1	0.1	0.3	0.6
Other	8.0	3.9	44.8	51.8
Total charged to exploration expenses - continuing operations	23.6	6.8	144.3	61.5

Total capitalized	$163.9	289.3	$741.4	856.5
1 Includes results attributable to a noncontrolling interest in MP GOM.
2 For the three months ended September 30, 2023, total capital expenditures excluding acquisition-related costs of $7.5 million (Côte d’Ivoire and Vietnam) (2022: $79.1 million) and noncontrolling interest (NCI) of $18.4 million (2022: $8.0 million) is $161.6 million (2022: $209.0 million). For the nine months ended September 30, 2023, total capital expenditures excluding acquisition-related costs of $39.8 million (Côte d’Ivoire and Vietnam) (2022:$125.6 million) and noncontrolling interest (NCI) of $57.2 million (2022: $16.6 million) is $788.7 million (2022: $775.8 million).
3 For the three and nine months ended ended September 30, 2023, charges to exploration expense excludes amortization of undeveloped leases of $2.8 million (2022: $2.7 million) and $8.2 million (2022 $10.7 million), respectively. For the three months ended September 30, 2023, charges to exploration expense excluding NCI of $3.6 million (2022: $0) is $20 million. For the nine months ended September 30, 2023, charges to exploration expense excluding previously suspended exploration costs of $17.1 million (2022: $0) and NCI of $29.9 million (2022: $0) is $97.3 million.

MURPHY OIL CORPORATION
CONSOLIDATED BALANCE SHEETS
(unaudited)

(Thousands of dollars)	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$327,769	491,963
Accounts receivable, net	460,630	391,152
Inventories	60,435	54,513
Prepaid expenses	38,177	34,697
Total current assets	887,011	972,325
Property, plant and equipment, at cost less accumulated depreciation, depletion and amortization	8,218,015	8,228,016
Operating lease assets	792,149	946,406
Deferred income taxes	1,111	117,889
Deferred charges and other assets	44,292	44,316
Total assets	$9,942,578	10,308,952
LIABILITIES AND EQUITY
Current liabilities
Current maturities of long-term debt, finance lease	$714	687
Accounts payable	449,960	543,786
Income taxes payable	24,000	26,544
Other taxes payable	34,335	22,819
Operating lease liabilities	245,884	220,413
Other accrued liabilities	137,500	443,585
Total current liabilities	892,393	1,257,834
Long-term debt, including finance lease obligation	1,576,279	1,822,452
Asset retirement obligations	859,123	817,268
Deferred credits and other liabilities	289,962	304,948
Non-current operating lease liabilities	561,254	742,654
Deferred income taxes	250,768	214,903
Total liabilities	4,429,779	5,160,059
Equity
Common Stock, par $1.00	195,101	195,101
Capital in excess of par value	869,132	893,578
Retained earnings	6,472,114	6,055,498
Accumulated other comprehensive loss	(533,940)	(534,686)
Treasury stock	(1,662,376)	(1,614,717)
Murphy Shareholders' Equity	5,340,031	4,994,774
Noncontrolling interest	172,768	154,119
Total equity	5,512,799	5,148,893
Total liabilities and equity	$9,942,578	10,308,952

MURPHY OIL CORPORATION
PRODUCTION SUMMARY
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
(Barrels per day unless otherwise noted)	2023	2022	2023	2022
Net crude oil and condensate
United States - Onshore	27,772	28,522	24,674	25,082
United States - Gulf of Mexico [1]	74,843	68,315	74,185	62,380
Canada - Onshore	2,935	3,891	3,104	4,228
Canada - Offshore	2,956	2,171	2,778	2,869
Other	262	487	247	716
Total net crude oil and condensate	108,768	103,386	104,988	95,275
Net natural gas liquids
United States - Onshore	5,272	5,782	4,590	5,268
United States - Gulf of Mexico [1]	5,882	4,780	6,170	4,411
Canada - Onshore	732	986	705	942
Total net natural gas liquids	11,886	11,548	11,465	10,621
Net natural gas – thousands of cubic feet per day
United States - Onshore	28,312	30,054	25,571	29,032
United States - Gulf of Mexico [1]	70,240	65,319	71,764	61,727
Canada - Onshore	426,725	392,483	361,852	313,422
Total net natural gas	525,277	487,856	459,187	404,181
Total net hydrocarbons - including NCI [2,3]	208,200	196,243	192,984	173,260
Noncontrolling interest
Net crude oil and condensate – barrels per day	(5,989)	(7,125)	(6,181)	(7,735)
Net natural gas liquids – barrels per day	(191)	(264)	(209)	(290)
Net natural gas – thousands of cubic feet per day	(1,887)	(2,202)	(1,996)	(2,628)
Total noncontrolling interest [2,3]	(6,495)	(7,756)	(6,723)	(8,463)
Total net hydrocarbons - excluding NCI [2,3]	201,705	188,487	186,261	164,797
1 Includes net volumes attributable to a noncontrolling interest in MP GOM.
2 Natural gas converted on an energy equivalent basis of 6:1.
3 NCI – noncontrolling interest in MP GOM.

MURPHY OIL CORPORATION
WEIGHTED AVERAGE PRICE SUMMARY
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Crude oil and condensate – dollars per barrel
United States - Onshore	$81.19	94.33	$76.40	99.92
United States - Gulf of Mexico [1]	82.94	92.96	76.73	99.04
Canada - Onshore [2]	76.33	82.25	73.01	92.31
Canada - Offshore [2]	94.85	111.76	84.13	112.93
Other [2]	77.19	117.18	82.87	92.91
Natural gas liquids – dollars per barrel
United States - Onshore	20.52	34.33	19.76	36.83
United States - Gulf of Mexico [1]	20.16	36.56	22.01	39.99
Canada - Onshore [2]	37.72	54.40	39.08	57.53
Natural gas – dollars per thousand cubic feet
United States - Onshore	2.32	7.62	2.24	6.49
United States - Gulf of Mexico [1]	2.84	8.68	2.82	7.23
Canada - Onshore [2]	1.93	2.75	2.07	2.70
1 Prices include the effect of noncontrolling interest in MP GOM.
2 U.S. dollar equivalent.

MURPHY OIL CORPORATION
FIXED PRICE FORWARD SALES AND COMMODITY HEDGE POSITIONS (unaudited)
AS OF OCTOBER 31, 2023

			Volumes (MMcf/d)	Price/MCF	Remaining Period
Area	Commodity	Type [1]			Start Date	End Date
Canada	Natural Gas	Fixed price forward sales	250	C$2.35	10/1/2023	12/31/2023
Canada	Natural Gas	Fixed price forward sales	25	US$1.98	10/1/2023	10/31/2024
Canada	Natural Gas	Fixed price forward sales	162	C$2.39	1/1/2024	12/31/2024
Canada	Natural Gas	Fixed price forward sales	15	US$1.98	11/1/2024	12/31/2024
1 Fixed price forward sale contracts are accounted for as normal sales and purchases for accounting purposes.

MURPHY OIL CORPORATION
FOURTH QUARTER 2023 GUIDANCE

	Oil BOPD	NGLs BOPD	Gas MCFD	Total BOEPD
Production – net
U.S. – Eagle Ford Shale	22,800	5,000	27,300	32,400
– Gulf of Mexico excluding NCI	66,300	4,800	64,000	81,800
Canada – Tupper Montney	—	—	380,300	63,400
– Kaybob Duvernay and Placid Montney	2,000	500	7,700	3,800
– Offshore	3,800	—	—	3,800
Other	300	—	—	300

Total net production (BOEPD) - excluding NCI [1]	181,500 to 189,500

Exploration expense ($ millions)	$53

FULL YEAR 2023 GUIDANCE
Total net production (BOEPD) - excluding NCI [2]	185,000 to 187,000
Capital expenditures – excluding NCI ($ millions) [3]	$950 to $1,025

¹ Excludes noncontrolling interest of MP GOM of 6,400 BOPD of oil, 200 BOPD of NGLs, and 2,700 MCFD gas.
² Excludes noncontrolling interest of MP GOM of 6,200 BOPD of oil, 200 BOPD of NGLs, and 2,200 MCFD gas.
³ Excludes noncontrolling interest of MP GOM of $70 million and acquisition-related costs of $49 million.